UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN
PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.        )

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Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

MSB FINANCIAL CORP.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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[MSB Financial Corp. Letterhead]

April 13, 2017

Dear Fellow Stockholders:
On behalf of the Board of Directors and management of MSB Financial Corp. (the "Company"), I cordially invite you to attend our Annual Meeting of Stockholders (the "Meeting") to be held at the Grain House at The Olde Mill Inn, 225 Route 202 North, Basking Ridge, New Jersey 07920, on May 15, 2017, at 10:00 a.m.  The attached Notice of Annual Meeting of Stockholders and Proxy Statement describe the formal business to be transacted at the Meeting.
The business to be conducted at the Meeting consists of (i) the election of three directors, and (ii) the ratification of the appointment of independent auditors for the year ending December 31, 2017.  The Board of Directors recommends a vote "FOR" its nominees for director and "FOR" the ratification of the appointment of BDO USA, LLP as our independent auditors.
Even if you plan to attend the meeting, please sign, date and return the proxy card in the enclosed envelope immediately.  This will not prevent you from voting in person at the Meeting, but will assure that your vote is counted if you are unable to attend the Meeting.

Sincerely, /s/ Michael A. Shriner Michael A. Shriner President and Chief Executive Officer

MSB FINANCIAL CORP.
1902 LONG HILL ROAD
MILLINGTON, NEW JERSEY 07946

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 15, 2017

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of MSB Financial Corp. (the "Company") will be held at the Grain House at The Olde Mill Inn, 225 Route 202 North, Basking Ridge, New Jersey 07920, on May 15, 2017, at 10:00 a.m.  The Meeting is for the purpose of considering and acting upon the following matters:

1.	The election of three directors of the Company;
2.	The ratification of the appointment of BDO USA, LLP as the Company's independent auditors for the year ending December 31, 2017; and
3.	The transaction of such other business as may properly come before the Meeting, or any adjournments thereof.
The Board of Directors is not aware of any other business to come before the Meeting.

The Board of Directors of the Company has determined that the matters to be considered at the Meeting, described in the Notice of Annual Meeting and accompanying Proxy Statement are in the best interest of the Company and its stockholders.  For the reasons set forth in the Proxy Statement, the Board of Directors unanimously recommends a vote "FOR" its nominees for director and "FOR" the ratification of the appointment of BDO USA, LLP.
Action may be taken on any one of the foregoing proposals at the Meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the Meeting may be adjourned.  Pursuant to the Company's bylaws, the Board of Directors has fixed the close of business on April 6, 2017 as the record date for determination of the stockholders entitled to vote at the Meeting and any adjournments thereof.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO SIGN, DATE AND RETURN THE PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.  You may revoke your proxy by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date.  If you are present at the Meeting, you may revoke your proxy and vote in person on each matter brought before the Meeting.  However, if you are a stockholder whose shares are not registered in your own name, you will need additional documentation from your record holder to vote in person at the Meeting.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ Nancy E. Schmitz
Nancy E. Schmitz Corporate Secretary
Millington, New Jersey
April 13, 2017

Important Notice Regarding Internet
Availability of Proxy Materials
For the Stockholder Meeting to be
Held on May 15, 2017
The Proxy Statement and Annual Report on Form 10-K
are available at
www.millingtonbank.com/about-us/investor-relations

PROXY STATEMENT
OF
MSB FINANCIAL CORP.
1902 LONG HILL ROAD
MILLINGTON, NEW JERSEY  07946

ANNUAL MEETING OF STOCKHOLDERS
MAY 15, 2017

GENERAL

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of MSB Financial Corp., a Maryland corporation (the "Company") to be used at the Annual Meeting of Stockholders of the Company which will be held at the Grain House at The Olde Mill Inn, 225 Route 202 North, Basking Ridge, New Jersey 07920, on May 15, 2017, at 10:00 a.m. (the "Meeting").  The accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement are being first mailed to stockholders on or about April 13, 2017.

At the Meeting, stockholders will consider and vote upon (i) the election of three directors, and (ii) the ratification of the appointment of BDO USA, LLP ("BDO"), as our independent auditors for the year ending December 31, 2017. At the time this Proxy Statement is being mailed, the Board of Directors knows of no additional matters that will be presented for consideration at the Meeting.  If any other business may properly come before the Meeting or any adjournment thereof, proxies given to the Board of Directors will be voted by its members in accordance with their best judgment.  The Company is the parent company of Millington Bank (the "Bank").

VOTING AND PROXY PROCEDURES

Who Can Vote at the Meeting

You are only entitled to vote at the Meeting if our records show that you held shares of our common stock, par value $0.01 per share (the "Common Stock") as of the close of business on April 6, 2017, (the "Record Date").  If your shares are held by a broker or other intermediary, you can only vote your shares in person at the Meeting if you have a properly executed proxy from the record holder of your shares (or their designee).  As of the Record Date, a total of 5,729,182 shares of Common Stock were outstanding.  Each share of Common Stock has one vote in each matter presented with the exception that Mr. Lawrence Seidman has agreed that he will not vote 37,031 of his shares of Common Stock beneficially owned, representing the excess of his share ownership over 9.9% of the outstanding shares of Common Stock at the Meeting.
Voting by Proxy
The Board of Directors is sending you this Proxy Statement for the purpose of requesting that you allow your shares of Common Stock to be represented at the Meeting by the persons named in the enclosed Proxy Card.  All shares of Common Stock represented at the Meeting by properly executed and dated proxies will be voted according to the instructions indicated on the Proxy Card.  If you sign, date and return the Proxy Card without giving voting instructions, your shares will be voted as recommended by the Company's Board of Directors.   The Board of Directors recommends a vote (i) "FOR" its

nominees for director, and (ii) "FOR" the ratification of the appointment of BDO USA, LLP as our independent auditors.
If any matters not described in this Proxy Statement are properly presented at the Meeting, the persons named in the Proxy Card will vote your shares as determined by a majority of the Board of Directors.  If the Meeting is postponed or adjourned, your Common Stock may be voted by the persons named in the Proxy Card on the new Meeting date as well, unless you have revoked your proxy.  The Company does not know of any other matters to be presented at the Meeting.
You may revoke your proxy at any time before the vote is taken at the Meeting.  To revoke your proxy you must either advise the Company's Secretary in writing before your Common Stock has been voted at the Meeting, deliver a later-dated proxy, or attend the Meeting and vote your shares in person.  Attendance at the Meeting will not in itself revoke your proxy.
If you hold your Common Stock in "street name," you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted.  Your broker, bank or other nominee may allow you to deliver your voting instructions via the telephone or the Internet.  Please see the instruction form provided by your broker, bank or other nominee that accompanies this Proxy Statement.  If you wish to change your voting instructions after you have returned a voting instruction form to your broker, bank or other nominee, you must contact your broker, bank or other nominee.
Internet Access to Proxy Materials

Copies of this Proxy Statement and the Annual Report on Form 10-K for the fiscal year ended December 31, 2016 are available on the internet at www.millingtonbank.com/about-us/investor-relations.  Stockholders can elect to receive future proxy statements and annual reports over the internet rather than in printed form.  Stockholders of record can make this election by calling toll-free to 877-274-2040 or sending an e-mail to investorinfo@millingtonbank.com.  If you hold your shares in street name, please refer to the information provided by your broker, bank or other nominee for instructions on how to elect to access future proxy materials over the internet.

Participants in the Millington Bank Employee Stock Ownership Plan and the Millington Bank Savings Plan

If you are a participant in the Millington Bank Employee Stock Ownership Plan (the "ESOP") or hold Common Stock through the Millington Bank Savings Plan (the "401(k) Plan"), you will receive a proxy card that will serve as your voting instruction form on behalf of each plan that reflects all shares you may vote under these plans. Under the terms of the ESOP, all shares held by the ESOP are voted by the ESOP trustee, subject to the exercise of its fiduciary duties, provided that each participant in the ESOP may direct the trustee on how to vote the shares of Common Stock allocated to his or her account.  The ESOP trustee, subject to the exercise of its fiduciary duties, will vote all unallocated shares of the Common Stock held by the ESOP and all allocated shares for which no voting instructions are received, including any instructions to abstain, in the same proportion as shares for which it has received timely voting instructions.  Under the terms of the 401(k) Plan, you are entitled to direct the trustee how to vote the shares of Common Stock credited to your account in the 401(k) Plan. The 401(k) Plan trustee will vote all shares for which it does not receive timely instructions from participants at the direction of the Company's Board of Directors or the Plan Committee of the Board. The deadline for returning your voting instruction forms for the ESOP and the 401(k) Plan is May 10, 2017.

Vote Required

The presence in person or by proxy of at least a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Meeting.  With respect to any matter, broker non-votes (i.e., shares for which a broker indicates on the proxy that it does not have discretionary authority as to such shares to vote on such matter) will be considered present for purposes of determining whether a quorum is present.
As to the election of directors (Proposal I), the proxy provided by the Board of Directors allows a stockholder to vote for the election of the nominees, or to withhold authority to vote for any or all of the nominees being proposed.  Under the Company's bylaws, directors are elected by a plurality of votes cast, without regard to either (i) broker non-votes or (ii) proxies as to which authority to vote for the nominees being proposed is withheld.

In voting to ratify the appointment of BDO as our independent auditors (Proposal II), you may vote in favor of the proposal, against the proposal or abstain from voting. To be approved, this proposal requires the affirmative vote of a majority of the votes cast at the Meeting. Broker non-votes and abstentions will not be counted as votes cast and will have no effect on the voting on this proposal.

PRINCIPAL HOLDERS OF OUR COMMON STOCK

The following table sets forth, as of the Record Date, certain information as to those persons who were known to be the beneficial owners of more than five percent (5%) of the Company's outstanding shares of Common Stock and as to the shares of Common Stock beneficially owned by all executive officers and directors of the Company as a group.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Shares of Common Stock Outstanding (2)
Lawrence B. Seidman
100 Misty Lane
Parsippany, NJ 07054	604,220	(3)	10.55%
Millington Bank Employee Stock Ownership Plan and Trust 1902 Long Hill Road Millington, New Jersey 07946	336,879	(4)	5.88%

All directors and executive officers as a group (12 persons)	1,225,049	(5)	20.73%
____________
(1)
For purposes of this table, a person is deemed to be the beneficial owner of shares of Common Stock if he or she has or shares voting or investment power with respect to such shares or has a right to acquire beneficial ownership at any time within 60 days from the Record Date. As used herein, "voting power" is the power to vote or direct the voting of shares and "investment power" is the power to dispose or direct the disposition of shares. Except as otherwise noted, ownership is direct, and the named persons or group exercise sole voting and investment power over the shares of the Common Stock.

(2)
In calculating the percentage ownership of an individual or group, the number of shares outstanding is deemed to include any shares which the individual or group have the right to acquire through the exercise of options or otherwise within 60 days of the Record Date.

(3)	Mr. Seidman has agreed with the Federal Reserve Bank of New York that the maximum number of shares that he may vote at the Meeting will be 9.9% of the outstanding shares (567,189 shares).
(4)
The ESOP trustee committee will vote all unallocated shares of the Common Stock held by the ESOP and all allocated shares for which no voting instructions are received in the same proportion it has received timely voting instructions "for" or "against" a matter from the ESOP participants with respect to shares previously allocated to participant accounts under the ESOP, subject to the exercise of its fiduciary duties.

(5)
Includes 23,381 shares allocated to the accounts of executive officers under the ESOP.  Includes 179,606 shares which the directors and executive officers have the right to acquire pursuant to the exercise of options within 60 days of the Record Date. Includes 37,031 shares owned by Director Seidman but which he has agreed not to vote at the Meeting.  Excludes shares for which certain directors may be deemed to have voting power by virtue of serving as trustee under the ESOP.  Excludes shares for which certain officers or directors may be deemed to have voting power by virtue of serving as the 401(k) plan administrative committee.

PROPOSAL I – ELECTION OF DIRECTORS

The Company's articles of incorporation require that the Board of Directors be divided into three classes, as nearly equal in number as possible, each class to serve for a three-year period, with approximately one-third of the directors elected each year.  The Board of Directors currently consists of nine members.  Three directors will be elected at the Meeting, to serve for three-year terms, in each case, and until their successors have been elected and qualified.

H. Gary Gabriel, Thomas G. McCain and Lawrence B. Seidman have each been nominated by the Board of Directors to serve as directors for a three-year term ending in 2020.  Each nominee is currently a member of the Board of Directors.  It is intended that proxies solicited by the Board of Directors will, unless otherwise specified, be voted for the election of the named nominees.  If any of the nominees is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board of Directors may recommend or the size of the Board may be reduced to eliminate the vacancy.  At this time, the Board of Directors knows of no reason why any of the nominees might be unavailable to serve.

Set forth below is information about the Company's and the Bank's directors and executive officers.  Each director currently serves as a director of the Company and the Bank.

Name and Positions with Company	Age	Year First Elected or Appointed as Director of the Company (1)	Current Term to Expire	Shares of Common Stock Beneficially Owned (2)(3)		Percent of Class (4)

BOARD NOMINEES FOR TERMS TO EXPIRE IN 2020
H. Gary Gabriel Director	49	2017	2017	3,600		*
Thomas G. McCain Director	79	1992	2017	54,853	(5)	*
Lawrence B. Seidman Director	69	2016	2017	604,220	(6)	10.55

DIRECTORS CONTINUING IN OFFICE
Gary T. Jolliffe Director	73	1992	2018	140,773	(7)	2.43
Donald J. Musso Director	58	2013	2018	101,253		1.77
Raymond Vanaria Director	58	2016	2018	92,434		1.61
W. Scott Gallaway Director and Chairman	71	2000	2019	46,108	(5)	*
Michael A. Shriner President, Chief Executive Officer and Director	52	1999	2019	123,628	(8)	2.13
Robert D. Vollers Director	58	2016	2019	20,919		*
EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS
Robert G. Russell, Jr. Senior Vice President and Chief Operating Officer	50	N/A	N/A	6,229	(9)	*
Nancy E. Schmitz Senior Vice President, Chief Credit Officer and Corporate Secretary	61	N/A	N/A	29,386	(10)	*
John Bailey Senior Vice President, Chief Lending Officer	62	N/A	N/A	1,646	(11)	*
__________________
*              Less than 1.0% of shares outstanding.
(1)	For Directors Gallaway, Shriner, McCain and Jolliffe, this is the date that they first served as a director of the Bank. They each became a director of the Company upon its formation in 2014.
(2)           As of the Record Date.
(3)
Includes stock held in joint tenancy; stock owned as tenants in common; stock owned or held by a spouse or other member of the individual's household; stock allocated through certain employee benefit plans of the Company; stock in which the individual either has or shares voting and/or investment power and shares which the individual has the right to acquire at any time within 60 days of the Record Date. Each person or relative of such person whose shares are included herein exercises sole or shared voting and dispositive power as to the shares reported.  Excludes shares for which certain directors may be deemed to have voting power by virtue of serving as trustee under the ESOP.  Excludes shares for which certain officers or directors may be deemed to have voting power by virtue of serving as the 401(k) plan administrative committee.

(4)
In calculating the percentage ownership of an individual or group, the number of shares outstanding is deemed to include any share which the individual or group has the right to acquire through the exercise of options or otherwise within 60 days of the Record Date.

(5)	Includes 21,972 shares which the individual has the right to acquire pursuant to the exercise of options within 60 days of the Record Date.
(6)	Mr. Seidman has agreed with the Federal Reserve Bank of New York that the maximum number of shares that he may vote at the Meeting will be 9.9% of the outstanding shares (567,189 shares).
(7)	Includes 54,054 which Mr. Jolliffe has the right to acquire pursuant to the exercise of options within 60 days of the Record Date.
(8)
Includes 15,177 allocated to Mr. Shriner's account under the ESOP.  Includes 62,776 shares which Mr. Shriner has the right to acquire pursuant to the exercise of options within 60 days of the Record Date.

(9)	Includes 677 shares allocated to Mr. Russell's account under the ESOP.
(10)
Includes 6,990 shares allocated to Ms. Schmitz's account under the ESOP.  Includes 18,832 shares which Ms. Schmitz has the right to acquire pursuant to the exercise of options within 60 days of the Record Date.

(11)	Includes 537 shares allocated to Mr. Bailey's account under the ESOP.
Biographical Information

Set forth below is the business experience for the past five years of each of the directors and executive officers of the Company.  These biographies contain information regarding the person's service as a director, business experience, other directorships at any point during the last five years with any other public companies, information regarding involvement with certain types of proceedings, if applicable, and the experience, qualifications, attributes or skills that caused the Nominating Committee and the Board to nominate the individual nominees for re-election to the Board in 2017 as well as the experience, skills and attributes of the continuing directors that qualify them to serve on the Board.

H. Gary Gabriel serves as Executive Managing Director of the Metropolitan Area Capital Markets Group in Cushman & Wakefield's East Rutherford, New Jersey office where he is responsible for managing, underwriting and marketing investment properties for sale in the suburban markets surrounding New York City. He has been with Cushman & Wakefield since 1994.  Prior to joining Cushman & Wakefield, Mr. Gabriel served as an associate with the Edward S. Gordon Company and, prior to that, he was employed by the Broadway Bank and Trust Company and Midlantic Bank. As an officer at both banks, his primary responsibility was the restructure and collection of non-performing real estate loans. Mr. Gabriel's in-depth knowledge of the real estate market in which we operate, together with his prior banking experience, make him a valuable addition to the Board of Directors.

Dr. Thomas G. McCain became principal of the Fairmount Avenue School in Chatham, New Jersey in 1964 after having taught in Berlin, Connecticut.  He left Chatham nine years later to become assistant superintendent of schools in Freeport, New York and in 1978 was appointed superintendent of schools in Bernardsville, New Jersey, the district from which he retired from public education in 1988.  In 1991, Dr. McCain founded Learning Builders, a firm that provided planning and training services to schools and businesses in several states.  After twenty-two years as president and sole owner of the firm, Dr. McCain retired and closed the firm in 2013.  Dr. McCain's many years of management experience at the highest levels of public education together with his entrepreneurial experience make him a valued member of the Board of Directors.

Lawrence B. Seidman serves as Manager of Seidman and Associates, LLC and related investment groups located in Parsippany, New Jersey the principal business of which includes investments in financial institutions since 1995. Mr. Seidman presently serves as a director for Stonegate Bank since 2009 and ASB Bancorp Inc. and its wholly owned subsidiary, Ashville Savings Bank since 2016. He formerly served on the board of Center Bancorp, Inc. from 2007 to 2014 and Naugatuck Valley Financial Corporation from 2014 to January 2016. Mr. Seidman's many years of banking experience, both as a director and as an investor, make him an extremely valuable member of the Board of Directors.

The Board of Directors unanimously recommends that stockholders vote "FOR" the election of the nominees.

Continuing Directors:
Gary T. Jolliffe served as President and Chief Executive Officer of the Company and the Bank until his retirement on December 31, 2011.  Mr. Jolliffe joined the Bank in 1986 as its executive vice president and was appointed as its president in 1990. In 1992, he was also appointed to the position of chief executive officer and became a director. Mr. Jolliffe was a member of the Board of Governors of the New Jersey League of Community Bankers from 1999 through 2007 serving in numerous positions, including chairman of the New Jersey League of Community Bankers from 2004 to 2005.  Mr. Jolliffe is a past member of the Board of Trustees of Freedom House Foundation, Glen Gardner, New Jersey.  After 30 years as a member of the Bernardsville Rotary Club where he held the positions of director, president, vice president and treasurer, Mr. Jolliffe is now an honorary member.  Mr. Jolliffe's 49 years of banking experience including nearly 27 years with the Bank and the Company combined with his knowledge of the communities make him an integral member of our Board of Directors.
Donald J. Musso is President of FinPro, Inc., a consulting and financial advisory firm that he founded in 1987.  FinPro, Inc., which is located in New Jersey, specializes in providing financial advisory services to the financial institutions industry.  In 2012, Mr. Musso formed FinPro Capital Advisors, Inc. as a wholly owned subsidiary of FinPro to conduct investment banking activities. In 2015, Mr. Musso formed Stonehall Innovations LLC, a cultivator specializing in helping start-up companies become successful.  In 2016, he formed CG Institute LLC, a software development Company focusing in operational areas of support for financial institutions.   Mr. Musso has a broad background in strategic planning, asset/liability management, market feasibility assessments, de novo bank formation and investment banking.  He has significant experience as a founder, significant stockholder and board member of de novo financial institutions.  Mr. Musso is on the faculty of Stonier Graduate School of Banking at Wharton and the Graduate School of Banking at Colorado.  Mr. Musso's extensive experience in all aspects of banking as well as his knowledge of the market in which the Company operates makes him an extremely valuable member of the Board.

Raymond Vanaria  is a member of the certified public accounting firm, Malesardi, Quackenbush, Swift & Company LLC, a firm he joined in 1983.  Mr. Vanaria specializes in individual and corporate taxation, auditing and small business consulting.  From July 1, 2014 to January 22, 2016, Mr. Vanaria served on the Board of Directors of ConnectOne Bancorp, headquartered in Englewood Cliffs, New Jersey and Chairman of the Audit Committee.  Prior to the merger of Center Bancorp with ConnectOne Bancorp, he was Vice Chairman of the Board of Center Bancorp and served as Chairman of the Audit Committee and Compliance Committee as well as serving as a member of its Loan Committee, Risk Committee and Strategic Planning Committee.  Mr. Vanaria's professional experience as a certified public accountant qualify him to be an audit committee financial expert, and together with his previous bank director experience make him a valuable member of the Board.

W. Scott Gallaway has served as the Chairman of the Boards of Directors of the Company and the Bank since 2012, and as a director since 2000.  He founded Gallaway Associates, a real estate brokerage and appraisal firm in 1975 and sold the brokerage portion to RE/MAX Alliance in 2000.  From 2012 to 2015, he was an equity partner with RE/MAX Alliance Realtors of Basking Ridge and spent many years as a broker, salesperson and licensed appraiser in the State of New Jersey.  Mr. Gallaway is Past President of the Somerset County Board of Realtors, the Northern New Jersey Chapter of Homes for Living, the New Jersey Chapter of Certified Residential Brokers (CRB), and the Bernardsville Rotary Club.  He has also served as Third District Vice President of the New Jersey Association of Realtors and Charter Scoutmaster of Troop 150, BSA, Bernardsville, N.J.  He has also served on the Board of

Directors of the Patriots Path Council, BSA and the Somerset Hills YMCA.  Mr. Gallaway is Past Master of Congdon Overlook Lodge F&AM and Past President of the Masters, Wardens and Past Masters Association of the Eleventh District of New Jersey.  Mr. Gallaway was honored as "Outstanding Citizen Volunteer of the Year" by the Borough of Bernardsville in 1993.  Mr. Gallaway's real estate and appraisal experience and his stature in the community have made him a valuable member of the Board of Directors.

Michael A. Shriner has been the President and Chief Executive Officer of the Company and the Bank since 2012.  He has been employed by the Bank since 1987 and became a vice president in 1990, a senior vice president in 1997, the executive vice president in 2002 and the chief operating officer in 2006 until 2012.  He was appointed to the Board of Directors in 1999.  Mr. Shriner currently serves as a member of the Enterprise Risk Management Committee with the New Jersey Bankers Association.  He has previously served as chairman of the Mortgage Steering Committee of the New Jersey League of Community Bankers and was a member of the Residential Lending and Affordable Housing Committee, Consumer Lending and CRA Committee and Operations and Technology Committee.  Mr. Shriner is a graduate of The National School of Banking (Fairfield University).  He also serves as a trustee for HomeSharing, Inc. a non-profit organization located in central New Jersey.  Mr. Shriner's 29 years of banking experience, knowledge of the Bank and the Company and leadership skills make him an integral part of the Board of Directors.

Robert D. Vollers was appointed to the Boards of Directors of the Company and the Bank effective January 1, 2016 upon the retirement of E. Haas Gallaway.  Mr. Vollers is Managing Director/Partner of Heritage Guild Companies which operates three retail firearms and archery stores a training academy.  He is also Managing Member/Partner of eight Stowaway Self Storage Facilities located in New Jersey, Pennsylvania and New York as well as Managing Member/Partner of Flemington Sportsplex Facility, an ice and indoor turf facility located in Flemington, New Jersey.  Mr. Vollers is a member of the board of directors and a significant shareholder of Vollers Inc. and Vollers Excavating, a large site improvement company operating in New Jersey, Pennsylvania and New York.  Mr. Vollers served in various capacities in Vollers Excavating and Vollers Inc. including serving as Chief Executive Officer from 2004-2015.  Mr. Vollers previously served as a Regional Director of Team Capital Bank, a de novo bank formed in 2005 which was acquired in 2014 by Provident Financial Services, Inc.  Mr. Vollers' significant business experience along with his prior services as a bank director make him a valuable member to the Board.

Executive Officers Who Are Not A Director:

Robert G. Russell, Jr. serves as Senior Vice President and Chief Operating Officer of the Bank.    Prior to being hired by the Bank in January 2015, Mr. Russell served as President and Chief Executive Officer of NJM Bank from 2013 up to its merger with Spencer Savings Bank.  Prior to serving as President, Mr. Russell had served as Chief Financial and Investment Officer of NJM Bank from 2003 to 2013.  During his time at NJM he was also largely responsible for the strategic planning of the organization.  Mr. Russell has been in the financial industry for over 25 years, primarily with commercial banks and savings banks and has been a Morris County resident for the last 20 years.
Nancy E. Schmitz joined Millington Bank in 1997 as a Commercial Lending Officer and Corporate Secretary. She was promoted to Vice President - Lending in 2006 and to Senior Vice President and Chief Credit Officer in 2015. Ms. Schmitz was previously employed by Lloyds Bank California for six years, where she completed a formal bank training program in Lending. She also worked at HomeFed Bank, headquartered in San Diego, California in the National Accounts group and with Imperial Corporation of America in their San Diego Corporate Banking Group. She also was a volunteer with the US Agency for International Development in the Republic of Kyrgyzstan.

John J. Bailey joined the Bank in February 2015 as Senior Vice President and Chief Lending Officer.  Previously, Mr. Bailey was Senior Vice President – Credit Administration at Union Center National Bank from December 2012 up to its merger in July 2014 with ConnectOne Bank.  Prior to joining Union Center National Bank, Mr. Bailey was Managing Member and owner of Bailey Financial Consulting, LLC, a provider of consulting services to commercial banks.  Mr. Bailey has been in the financial services industry for over 25 years, primarily with commercial banks and savings banks.   He served on the Board of Directors of Colonial Financial Services, Inc., Vineland, New Jersey from June 2011 up to its sale to Cape Bancorp, Inc. in March 2015.

CORPORATE GOVERNANCE

Director Independence

The Board of Directors has determined that all directors with the exception of Michael A. Shriner are considered independent under the independence standards of The Nasdaq Stock Market. In determining which directors are independent, the Board of Directors considered the deposit and other relationships described under "Related Party Transactions" but determined these relationships did not affect their independence.  Except as disclosed, all loans and deposits made or accepted were on substantially the same terms that would be granted to other customers with similar credit or deposit balances.  There are no members of the Audit Committee, Compensation Committee or Nominating Committee who do not meet the independence standards of The Nasdaq Stock Market for membership on such committees.

Meetings and Committees of the Board of Directors

The Board of Directors conducts its business through meetings of the Board and through activities of its committees.  The Board maintains an Audit Committee, an Asset/Liability Management Committee, an Asset Quality Committee, a Compensation Committee and a Nominating Committee.  During the year ended December 31, 2016, the Board of Directors held 12 meetings.  No director attended fewer than 75% of the total meetings of the Board and committees on which such director served during the year ended December 31, 2016.

The Audit Committee, a standing committee, was comprised during the year ended December 31, 2016 of Directors W. Scott Gallaway (Chairman), Gary T. Jolliffe, Raymond Vanaria and Lawrence B. Seidman.  Each of the members of the Audit Committee is an independent director. Raymond J. Vanaria serves as the "audit committee financial expert."  The committee has the authority to engage legal counsel or other experts or consultants as it deems appropriate to carry out its responsibilities.  The Audit Committee recommends the engagement of independent auditors, receives the internal and independent audit reports and recommends appropriate action.  The Audit Committee met five times during the year ended December 31, 2016.

The Board of Directors has reviewed, assessed the adequacy of and approved a formal written charter for the Audit Committee, a copy of which can be found on the Company's website at www.millingtonbank.com/about-us/investor-relations.

The Compensation Committee, a standing committee, was comprised of Directors Thomas G. McCain (Chairman), Donald J. Musso, Ferdinand J. Rossi and Robert Vollers during the year ended December 31, 2016. Upon Mr. Rossi's retirement, H. Gary Gabriel was appointed to the Compensation Committee effective January 1, 2017. Each of the members of the Compensation Committee is an independent director within the requirements of Nasdaq.  This committee meets at least annually to review management's recommendations for management salaries and bonuses. The Compensation Committee met four times during the year ended December 31, 2016.  The Compensation Committee operates under a formal written charter, a copy of which can be found on the Company's website at www.millingtonbank.com/about-us/investor-relations.

Director Nomination Process

During the year ended December 31, 2016, the Nominating Committee, a standing committee, was comprised of Directors W. Scott Gallaway, Thomas G. McCain, Donald J. Musso, Ferdinand J. Rossi, Gary T. Jolliffe, Lawrence B. Seidman, Raymond Vanaria and Robert Vollers. Upon the retirement of Mr. Rossi, H. Gary Gabriel was appointed to the Nominating Committee effective January 1, 2017. The Nominating Committee recommends to the full Board of Directors persons for selection as the Board's nominees for election as directors. The Committee met three times during the year ended December 31, 2016.  Members of the Nominating Committee who are nominees did not participate in their selection as nominees. Each member of the committee is an independent director. The responsibilities of the members of the Nominating Committee are set forth in a charter, a copy of which can be found on the Company's website at www.millingtonbank.com/about-us/investor-relations.

The Company does not pay fees to any third party to identify or evaluate or assist in identifying or evaluating potential nominees.  The process for identifying and evaluating potential nominees of the Board includes soliciting recommendations from directors and officers of the Company and the Bank.  Additionally, the Board will consider persons recommended by stockholders of the Company in selecting nominees of the Board for election as directors.  In the Board's selection of nominees of the Board, there is no difference in the manner of evaluation of potential nominees who have been recommended by directors or officers of the Company and the Bank versus evaluation of potential nominees who have been recommended by stockholders.  The Committee seeks nominees with excellent decision-making ability, business experience, personal integrity and reputation, who are knowledgeable about the business activities and market areas in which the Company and the Bank engage.  The Board does not have a specific policy regarding diversity of board nominees although it may consider diversity in market knowledge, experience, background, employment and other factors in selecting nominees.

To be considered in the Committee's selection of individuals the Committee recommends to the Board for selection as the Board's nominees, recommendations from stockholders must be received by the Company at the principal executive office of the Company not less than ninety (90) days before the date of the meeting; provided, however, that if less than one hundred (100) days' notice or prior disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made.  Such stockholder's notice shall set forth (i) as to each person whom such stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (ii) as to the stockholder giving the notice (A) the name and address, as they appear on the Company's books, of such stockholder, (B) the class and number of shares of the Company's capital stock that are beneficially owned by such stockholder, and (C) a statement disclosing (1) whether such stockholder or any nominee thereof is acting with or on behalf of any other person and (2) if applicable, the identity of such person.

Stockholder Communications

The Board of Directors does not have a formal process for stockholders to send communications to the Board.  In view of the infrequency of stockholder communications to the Board of Directors, the Board does not believe that a formal process is necessary.  Written communications received by the Company from stockholders are shared with the full Board no later than the next regularly scheduled Board meeting. The Board of Directors does not have a formal written policy regarding director attendance at annual meetings.  However, the Board encourages directors to attend all annual meetings.  All members of the Board of Directors attended the 2016 Annual Meeting.

Board Leadership Structure

Director Michael A. Shriner serves as President and Chief Executive Officer of the Company and Director W. Scott Gallaway serves as Chairman of the Board. The Board of Directors has determined that the separation of the offices of Chairman of the Board and Chief Executive Officer and President will enhance Board independence and oversight.  Moreover, the separation of the Chairman of the Board and Chief Executive Officer and President will allow the Chief Executive Officer and President to better focus on his growing responsibilities of running the Company, enhancing stockholder value and expanding and strengthening our franchise while allowing the Chairman of the Board to lead the Board in its fundamental role of providing advice to and independent oversight of management.

Board's Role in the Risk Management Process

We face a number of risks, including credit risk, interest rate risk, liquidity risk, operational risk, strategic risk and reputation risk.  Management is responsible for the day-to-day management of the risks the Company faces, while the Board, as a whole and through its committees, in particular the Audit Committee, has responsibility for the oversight of risk management.  In its risk oversight role, the Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.   In addition, the Board has appointed a Chief Risk Officer who reports to the Board at least quarterly and more frequently if needed on risk management issues.  Other members of senior management attend the Board meetings and are available to address any questions or concerns raised by the Board on risk management and any other matters.  The Chairman of the Board and independent members of the Board work together to provide strong, independent oversight of the Company's management and affairs through its standing committees and, when necessary, special meetings of independent directors.

EXECUTIVE COMPENSATION

Summary Compensation Table.  The following table sets forth the cash and non-cash compensation awarded to or earned during the years ended December 31, 2016 and 2015, by the Chief Executive Officer and the three other most highly compensated executive officers whose total compensation (exclusive of non-qualified deferred compensation earnings) during the fiscal year ended December 31, 2016 exceeded $100,000 for services rendered in all capacities to the Company and the Bank.  We refer to these individuals in this proxy statement as the "named executive officers."

Name and Principal Position	Year	Salary	Bonus	Stock Awards (1)	Option Awards (2)	Non-Equity Incentive Plan Compensation	Non-Qualified Deferred Compensation Earnings	All Other Compensation		Total

Michael A. Shriner President, Chief Executive Officer and Director	2016 2015	$274,183 258,558	$48,746 52,600	$287,040 0	$76,320 0	$11,899 0	$ 0 0	$76,370 36,294	(3) (3)	$774,558 347,452

Robert G. Russell, Jr. Senior Vice President and Chief Operating Officer	2016 2015	$199,231 180,000	$50,000 45,000	$195,000 0	$42,400 0	$ 0 0	$ 0 0	$15,246 511	(4) (4)	$501,877 225,511

Nancy E. Schmitz Senior Vice President and Corporate Secretary	2016 2015	$151,470 142,768	$38,000 27,000	$195,000 0	$42,400 0	$ 6,886 0	$ 0 0	$18,249 16,228	(5) (5)	$452,005 185,996

John Bailey Senior Vice President and Chief Credit Officer	2016 2015	$158,192 134,423	$50,560 24,000	$195,000 0	$42,400 0	$ 0 0	$ 0 0	$13,553 1,485	(6) (6)	$459,705 159,908

_____________________
(1)
Represents the grant date fair value of stock awards calculated in accordance with FASB ASC Topic 718.  See Note 12 of the Notes to the Consolidated Financial Statements included in the Company's Annual Report on Form 10-K that accompanies this Proxy Statement for the assumptions made in calculating the grant date fair value.  Messrs. Shriner, Russell and Bailey and Ms. Schmitz received stock awards of 22,080, 15,000, 15,000 and 15,000 shares respectively.  All four stock award grants vest in increments of 20% on each of the five anniversaries of the date of grant beginning on June 7, 2017.

(2)
Represents the option grant date fair value calculated in accordance with FASB ASC Topic 718.  See Note 12 of the Notes to the Consolidated Financial Statements included in the Company's Annual Report on Form 10-K that accompanies this Proxy Statement for the assumptions made in calculating the grant date fair value.  Messrs. Shriner, Russell and Bailey and Ms. Schmitz received options to purchase 36,000, 20,000, 20,000 and 20,000 shares respectively, at a per share exercise price of $13.04.  All three option grants vest in increments of 20% on each of the five anniversaries of the date of grant beginning on June 7, 2017.

(3)
For the year ended December 31, 2016, consists of $622 for life insurance, $9,162 for an employer contribution to the 401(k) plan, reimbursement of auto expenses of $9,606, director pension expense in the amount of $39,810 and the value of shares allocated to Mr. Shriner's account under the ESOP in the amount of $17,170.  For the year ended December 31, 2015, consists of $537 for life insurance, $10,224 for an employer contribution to the 401(k) plan, reimbursement of auto expenses of $7,205, director pension expense in the amount of $1,352 and the value of shares allocated to Mr. Shriner's account under the ESOP in the amount of $16,956.

(4)
For the year ended December 31, 2016, consists of $909 for life insurance, $4,385 for an employer contribution to the 401(k) plan and the value of shares allocated to Mr. Russell's account under the ESOP in the amount of $9,952.  For the year ended December 31, 2015, consists of $511 for life insurance.

(5)
For the year ended December 31, 2016, consists of $870 for life insurance and an employer contribution to the 401(k) plan of $5,354 and the value of shares allocated to Ms. Schmitz's account under the ESOP in the amount of $12,025.  For the year ended December 31, 2015, consists of $675 for life insurance and an employer contribution to the 401(k) plan of $4,283  and the value of shares allocated to Ms. Schmitz's account under the ESOP in the amount of $11,270.

(6)
For the year ended December 31, 2016, consists of $2,180 for life insurance and an employer contribution to the 401(k) plan of $3,479 and the value of shares allocated to Mr. Bailey's account under the ESOP in the amount of $7,894.  For the year ended December 31, 2015, consists of $1,485 for life insurance.

Outstanding Equity Awards at Fiscal Year End. The following tables set forth information on an award-by-award basis with respect to options and restricted stock awards held at December 31, 2016 by each of the named executive officers, as well as the value of such awards held by such persons at the end of the fiscal year.
	Option Awards				Stock Awards
	Number of	Number of				Market
	Securities	Securities			Number of	Value of
	Underlying	Underlying			Shares or Units	Shares or
	Unexercised	Unexercised	Option	Option	Of Stock That	Units of
	Options	Options	Exercise	Expiration	Have Not	Stock
Name	Exercisable (1)	Unexercisable (2)	Price	Date	Vested	Not Vested

Michael A. Shriner	62,776	0	$9.4323	5/8/2018	0	0
	0	36,000	$13.04	6/6/2026	22,080	$324,576 (3)

Robert G. Russell, Jr.	0	20,000	$13.04	6/6/2026	15,000	$220,500 (4)

Nancy E. Schmitz	18,832	0	$9.4323	5/8/2018	0	0
	0	20,000	$13.04	6/6/2026	15,000	$220,500 (4)

John Bailey	0	20,000	$13.04	6/6/2026	15,000	$220,500 (4)

_____________
(1)
Mr. Shriner and Ms. Schmitz each received an option grant on May 9, 2008 to purchase shares of MSB Financial Corp., a federal corporation ("MSB Financial – Federal"), which was a predecessor company of the Company.  In connection with the completion of the conversion of MSB Financial, MHC, the former mutual holding company parent of MSB Financial – Federal, each outstanding option to purchase shares of MSB Financial – Federal common stock were converted into an option to purchase 1.1397 shares of Common Stock and the per share exercise price was adjusted to $9.4323 per share.

(2)
On June 7, 2016, each of the named executive officers received a grant of options to purchase shares of Common Stock as well as a grant of shares of restricted stock.  Both the options and the restricted stock grants vest in increments of 20% on each of the five anniversaries of the date of grant beginning on June 7, 2017.

(3)	Represents value of 22,080 shares of restricted stock using the closing price of the Common Stock of $14.70 on December 30, 2016.
(4)	Represents value of 15,000 shares of restricted stock using the closing price of the Common Stock of $14.70 on December 30, 2016.

Executive Incentive Retirement Plan.  Prior to July 1, 2015, the Bank maintained an executive incentive retirement plan providing for equal annual installments for a period of 15 years commencing on the first day of the calendar month following the termination of employment due to retirement, resignation, disability or death.  The amount payable was based on the vested balance of the executive's accumulated awards plus interest.  Prior to July 1, 2015, interest was credited at the prime rate published in The Wall Street Journal, credited quarterly, but no less than 4% or greater than 12%.  The annual awards are based upon the executive's base salary in effect at the beginning of the plan year and the Bank's attainment of net income targets for the completed fiscal year as compared to the prior fiscal year.  The executive incentive plan provides that no award will be made with respect to any fiscal year unless net income for the Bank exceeds $1.0 million.  The percentage vested is based on the sum of the executive's age and years of service.  The plan was terminated in July 2015 and prior accruals under the plan were distributed as of August 1, 2016, including interest earnings on such accrued balances from July 2015 through the distribution of benefits in 2016.

Split Dollar Life Insurance Agreement. The Bank has entered into Life Insurance Agreements with Mr. Shriner, Mr. Russell, Ms. Schmitz and Mr. Bailey.  The Life Insurance Agreements for Mr.

Shriner and Ms. Schmitz provide a death benefit equal to the following: if the executive is:  (i) employed by the Bank at the time of his or her death, (ii) has retired from employment with the Bank after completion of not less than twenty (20) years of service with the Bank, or (iii) has retired from employment with the Bank and at such date of retirement the sum of the executive's age and years of service equals not less than 70, then the executive's beneficiary is entitled to payment of an amount equal to 200% of the executive's highest annual base salary (not including bonus, equity compensation, deferred compensation or any other forms of compensation) in effect at the Bank at any time during the three calendar years prior to the date of retirement or death of the executive.  The Life Insurance Agreements for Mr. Russell and Mr. Bailey provide a death benefit equal to 100% of the executive's annual base salary in effect immediately preceding such executive's death if such executive dies while employed by the Bank. The current death benefit for Mr. Shriner, Mr. Russell, Ms. Schmidt and Mr. Bailey is approximately $566,500, $200,000, $313,000 and $162,700, respectively.

For Mr. Shriner and Ms. Schmitz, if a change in control of the Bank shall occur prior to the executive's termination of employment or retirement, then the death benefit coverage shall remain in effect until the executive's death, unless the agreement is otherwise terminated pursuant to its terms prior to such date of a change in control.

Millington Bank Savings Plan (the "401(k) Plan").  The 401(k) Plan is a tax-qualified defined contribution savings plan with a profit sharing component for the benefit of all eligible employees.  Pursuant to the 401(k) Plan, employees may also voluntarily elect to defer between 1% and 80% of their compensation as 401(k) savings under the 401(k) Plan, not to exceed applicable limits under federal tax laws.  In addition, the 401(k) Plan had previously provided for a profit-sharing component and an annual contribution is made by the Bank to the 401(k) Plan for all employees who have completed twelve months of service.  This component was suspended effective January 1, 2012.  The 401(k) Plan also provides for matching contributions up to a maximum of 50% of the first 6% of a person's salary for each participant.  Employee contributions are immediately fully vested.  Matching contributions and any annual profit-sharing contribution are vested after three years of service.  Each participant has an individual account under the 401(k) Plan and may direct the investment of his or her account among a variety of investment options or vehicles available.

Employee Stock Ownership Plan.  The Bank has established the Millington Bank ESOP for the exclusive benefit of participating employees of the Bank.  Participating employees are salaried, full-time employees who have completed at least one year of service and have attained the age of 21.  Benefits may be paid either in shares of the common stock or in cash.  Contributions to the ESOP and shares released from the suspense account will be allocated annually among participants on the basis of compensation.  Participants become vested in their ESOP benefits at the rate of twenty percent per year of service beginning after two years of service and are fully vested in their accounts upon six years of service.  Employment service before the adoption of the ESOP is credited for the purposes of vesting.  Contributions to the ESOP by the Bank are discretionary, but are anticipated to be sufficient in amount necessary for the ESOP to meet the debt service obligations on the ESOP loan.

In connection with MSB Financial – Federal's minority stock offering in 2007, the ESOP borrowed funds from MSB Financial - Federal and used those funds to purchase 202,342 shares of MSB Financial - Federal common stock for the ESOP. The purchased shares served as collateral for the loan.  In connection with the conversion of MSB Financial - Federal's mutual holding company in 2015, the ESOP purchased 150,663 shares of Company Common Stock and received 230,609 shares of Company Common Stock in exchange for the shares of MSB Financial – Federal it held.  The new shares were financed by a loan from the Company and the existing ESOP loan was combined with this loan.  The loan is being repaid principally through quarterly contributions to the ESOP by the Bank over the 20-year loan term. The loan is currently scheduled to be paid off on June 30, 2035. Shares purchased by the ESOP are held in a suspense account for allocation among the participants' accounts as the loan is repaid on a pro-rata basis.

Contributions to the ESOP and shares released from the suspense account in an amount proportional to the repayment of the ESOP loan will be allocated to each eligible participant's plan account, based on the ratio of each participant's compensation to the total compensation of all eligible participants. Vested benefits will be payable generally upon the participants' termination of employment, and will be paid in the form of Common Stock. Pursuant to FASB ASC Topic 718-40, we are required to record a compensation expense each year in an amount equal to the fair market value of the shares released from the suspense account.

Employment Agreements

The Bank has entered into employment agreements with Mr. Shriner, Mr. Russell, Ms. Schmitz and Mr. Bailey.  As of January 1, 2017, Mr. Shriner's, Mr. Russell's, Ms. Schmitz's and Mr. Bailey's current base salaries are $274,183, $199,231, $151,470 and $158,192, respectively.  Mr. Shriner's employment agreement has a term of three years and Mr. Russell's agreement, Ms. Schmitz's agreement and Mr. Bailey's agreement each has a two year term.  Each of the agreements provides for an annual one-year extension of the term of the agreement upon determination of the Board of Directors that the executive's performance has met the requirements and standards of the Board, so that the remaining term of the agreement continues to be three years in the case of Mr. Shriner, and two years in the case of Mr. Russell, Ms. Schmitz and Mr. Bailey.  If the Bank terminates Mr. Shriner, Mr. Russell, Ms. Schmitz or Mr. Bailey without "just cause" as defined in the agreement, they will be entitled to a continuation of their salary from the date of termination through the remaining term of their agreement, but in no event for a period of less than 12 months and during the same period, the cost of obtaining all health, life, disability, and other benefits at levels substantially equal to those being provided on the date of termination of employment.  Each of the employment agreements provide that if their employment is terminated without just cause or if they terminate for "good reason" as defined in the agreement within twenty-four months following a change in control, they will be paid a lump sum amount equal to approximately three times his five year average annual compensation in the case of Mr. Shriner and two times their respective five year average annual compensation in the case of Mr. Russell, Ms. Schmitz and Mr. Bailey.  Each of the employment agreements provides that the payment will be reduced to the extent necessary so that no payment made under the agreement, when aggregated with all other payments to the individual will constitute an "excess parachute payment" under Section 280G of the Internal Revenue Code. If change in control payments had been made under the agreements as of December 31, 2016, the payments would have equaled approximately $763,250, $391,500, $265,000 and $323,500 to Mr. Shriner, Mr. Russell, Ms. Schmitz and Mr. Bailey, respectively.

DIRECTOR COMPENSATION

The following table sets forth information regarding the compensation of the Company's directors for the fiscal year ended December 31, 2016.  Mr. Shriner also serves as a director, and his compensation is detailed under "Executive Compensation." He does not receive any separate compensation for service as a director.  Mr. Gabriel did not become a director until January 1, 2017.

Director (1)	Board Fees	Stock Awards (2)	Option Awards (3)	All Other Compensation (4)	Total

Gary T. Jolliffe	$44,000	56,303	22,379	$4.454	$127,136
W. Scott Gallaway	88,000	56,303	22,379	0	166,682
Thomas G. McCain	44,000	56,303	22,379	0	122,682
Donald J. Musso	44,000	0	22,379	0	46,379
Ferdinand J. Rossi	44,000	56,303	0	6,845	107,148
Lawrence Seidman (5)	22,000	0	22,379	0	44,379
Raymond Vanaria	40,500	0	22,379	0	62,879
Robert D. Vollers	44,000	0	22,379	0	68,379

___________________
(1)
As of December 31, 2016, the number of options held by these individuals with an exercise price of $9.4323 per share was as follows:  Gary T. Jolliffe 69,054; W. Scott Gallaway 21,972; Ferdinand J. Rossi 21,972; and Thomas G. McCain 21,972.  In addition, during the year ended December 31, 2016, each director received options to purchase 10,556 shares with a per share exercise price of $13.04 ($13.29 in the case of Mr. Seidman).

(2)
Represents  the grant date fair value of stock awards calculated in accordance with FASB ASC Topic 718.  See Note 12 of the Notes to the Consolidated Financial Statements included in the Company's Annual Report on Form 10-K that accompanies this Proxy Statement for the assumptions made in calculating the grant date fair value.  Each non-employee director (other than Messrs. Musso, Seidman, Vanaria and Vollers) received a grant of 4,331 shares of restricted stock.  All stock award grants vest in increments of 20% on each of the five anniversaries of the date of grant beginning on June 8, 2017.

(3)
Represents the option grant date fair value calculated in accordance with FASB ASC Topic 718.  See Note 12 of the Notes to the Consolidated Financial Statements included in the Company's Annual Report on Form 10-K that accompanies this Proxy Statement for the assumptions made in calculating the grant date fair value.  Each non-employee director received options to purchase 10,556 shares at a per share exercise price of $13.04 ($13.29 in the case of Mr. Seidman).  All option grants vest in increments of 20% on each of the five anniversaries of the date of grant beginning on June 7, 2017 (August 22, 2017 in the case of Mr. Seidman).

(4)
For the year ended December 31, 2016: All Other Compensation consists of the Bank's contributions under the Directors Consultation and Retirement Plan as follows: Gary T. Jolliffe $4,454; Ferdinand J. Rossi $6,845; W. Scott Gallaway $0; and Thomas G. McCain $0.  Directors Musso, Seidman, Vollers and Vanaria are not participants in the Directors Consultation and Retirement Plan.  Also includes deferred income interest for Donald J. Musso and Robert D. Vollers of $222.14 and $444.31.

(5)	Mr. Seidman became a director effective July 1, 2016.

Board Fees.  Directors currently are compensated only for their service as directors of the Bank, and no additional compensation is paid for serving on the board of the Company.  For the year ended December 31, 2016, the Bank paid a fee of $3,500 per board meeting.  The Chairman of the Board of Directors was paid a fee of $7,000 per board meeting.  The board has regular meetings on a monthly basis for a total of 12 meetings per year.  Directors who serve on the Audit Committee and/or the Compensation Committee also received an additional payment of $500 per meeting.  The Chairmen of the Audit Committee and the Compensation Committee received a payment of $1,000 per meeting.

Directors Consultation and Retirement Plan (the "DCRP"). Prior to September 1, 2016, the Bank sponsored a Directors Consultation and Retirement Plan.  This plan provides future retirement benefits to certain directors of the Bank (Gallaway, Jolliffe, McCain, Shriner and Rossi) based upon their number of years of service to the Bank's board. Directors Musso, Seidman, Vollers and Vanaria were not participants in the plan. To be eligible to receive benefits under the DCRP, a director must have completed at least 10 years of service and may not begin receiving payments prior to reaching 65 years of age.  If a director agreed to become a consulting director to the Bank's board upon retirement, he would  receive a monthly payment equal to 30% to 60% of the highest the Bank's board fee and retainer in effect during the three-year period prior to the date of retirement based on the number of years of service as a director but in no event greater than $3,500.  Benefits under the DCRP begin upon a director's retirement and would be paid for 120 months; provided, however, that in the event of a director's death prior to the receipt of all monthly payments, payments shall continue to the director's surviving spouse or estate until 120 payments have been made.  The retirement benefit amount is payable to the participant for an additional period of 24 months for each additional period of five years of service completed by the director in excess of twenty years of service as of their actual retirement date.  In the event there is a change in control (as defined in the DCRP), all directors will be presumed to have a minimum of 20 years of service and attained age 65 under the DCRP and each director will receive a lump sum payment equal to the present value of future benefits payable.  All payments under the plan need to be in accordance with Code Section 409A.  Benefits under the DCRP are unvested and forfeitable until retirement with at least 10 years of service, termination of service following a change in control, disability following at least 10 years of service or death. The plan was terminated as of September 1, 2016, and all prior accruals under the plan will be distributed as of January 1, 2018 in a lump-sum payment to both previously retired directors and current directors who were participants in the plan.

Emeritus Director Program.  On November 18, 2016, Ferdinand J. Rossi announced his retirement from the Board of Directors of the Company and the Bank with such retirement effective as of December 31, 2016.  Mr. Rossi has agreed to continue his service to the Company after his retirement in the capacity as an Emeritus Director.  Mr. Rossi has entered into an agreement with the Company detailing his duties as an Emeritus Director and the compensation to be received which will consist solely of the continued vesting of his previously-granted restricted stock awards during the term of his service as an Emeritus Director.  Mr. Rossi has agreed that all previously granted but unvested stock option awards were forfeited as of the date of his retirement.

RELATED PARTY TRANSACTIONS

 No directors, executive officers or their immediate family members were engaged, directly or indirectly, in transactions with the Company or any subsidiary during any of the two years ended December 31, 2016 or 2015 that exceeded $120,000 (excluding loans with Millington Bank).

Millington Bank makes loans to its officers, directors and employees in the ordinary course of business. All directors and employees are offered a 25 to 50 basis point reduction on interest rates for consumer loans or primary residence mortgage loans. Such loans do not include more than the normal risk of collectability or present other unfavorable features. Set forth below is a schedule of all loans to directors and executive officers for which a discount on the interest rate has been given:

Name of Related Person	Nature of Relationship	Net Interest Rate	Largest Amount Outstanding Year Ended 12/31/2016	Current Balance as of 12/31/2016	Amount of Principal repaid	Secured or Not Secured

W. S. Gallaway	Director	3.25%	$196,536.13	$185,590.66	$10,945.47	Secured
W. S. Gallaway	Director	5.25%	23,554.01	21,226.62	2,327.39	Unsecured
Gary T. Jolliffe	Director	3.00%	176,309.91	171,168,15	5,141.76	Secured
Gary T. Jolliffe	Director	3.75%	160,514.80	154,725.14	5,789.66	Secured
Tom G. McCain	Director	7.25%	0.00	0.00	0.00	Unsecured
Tom G. McCain	Director	3.25%	36,469.00	10,000.00	26,469.00	Secured
Ferdinand J. Rossi	Director (during 2016)	3.25%	0.00	0.00	0.00	Secured
Michael A. Shriner	President and CEO and Director	7.25%	2,900.00	0.00	2,900.00	Unsecured
Michael A. Shriner	President and CEO and Director	2.75%	243,894.98	227,183.67	16,711.31	Secured
Don Musso	Director	3.25%	416,133.55	416,133.55	0.00	Secured
Nancy E. Schmitz	Executive Officer	7.25%	1,200.00	0.00	1,200.00	Unsecured

Loans shown with a zero current balance represent home equity lines of credit (secured) or overdraft protection lines of credit (unsecured) on which there was no activity during the fiscal year ended December 31, 2016.

PROPOSAL II – RATIFICATION OF THE APPOINTMENT OF
THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Company's independent registered accounting firm, or principal accountant, for the fiscal year ended December 31, 2016 was BDO.  The Audit Committee of the Board of Directors of the Company has re-appointed BDO as the Company's independent registered public accounting firm for the year ended December 31, 2017, subject to ratification of such appointment by our stockholders.  A representative of BDO is expected to be present at the Meeting, will have the opportunity to make a statement if he or she so desires, and is expected to be available to respond to appropriate questions.
The Board of Directors unanimously recommends that stockholders vote "FOR" the ratification of the appointment of BDO as the Company's auditors for the fiscal year ending December 31, 2017.
Principal Accounting Fees and Services

The Securities and Exchange Act of 1934, as amended, requires all auditing services and non-audit services provided by an issuer's independent auditor to be pre-approved by the issuer's audit committee. The Company's Audit Committee has adopted a policy of approving all audit and non-audit services prior to the service being rendered.  All of the services provided by the Company's independent auditor, were approved by the Audit Committee prior to the service being rendered.

Audit Fees.  The fees incurred by the Company for audit services provided by BDO for the fiscal year ended December 31, 2016 and 2015 were $146,500 and $128,000, respectively.  These fees include professional services rendered for the audit of the Company's annual consolidated financial statements and review of consolidated financial statements included in the Company's Quarterly Reports on Form 10-Q, and services normally provided in connection with statutory and regulatory filings, including administrative and out-of-pocket expenses.

Audit Related Fees.  The Company did not incur any audit-related fees for services provided by BDO reasonably related to the performance of the audit for the fiscal year ended December 31, 2016 and 2015.

Tax Fees.  The fees incurred by the Company for services provided by BDO related to the preparation of state and federal tax returns for the fiscal year ended December 31, 2016 and 2015 were $14,050 and $12,100, respectively.

All Other Fees.  The Company did not incur any other fees payable to BDO for the fiscal year ended December 31, 2016 and incurred $132,000 in other fees payable to BDO for the fiscal year ended December 31, 2015 in connection with the Registration Statement on Form S-1.

REPORT OF THE AUDIT COMMITTEE

For the fiscal year ended December 31, 2016, the Audit Committee:  (i) reviewed and discussed the Company's audited consolidated financial statements with management; (ii) discussed with the Company's independent auditor, BDO, all matters required to be discussed under Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and (iii) received the written disclosures and the letter from BDO as required by applicable requirements of the Public Company Accounting Oversight Board regarding BDO's communications with the Audit Committee concerning independence and discussed with BDO its independence. Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

AUDIT COMMITTEE:
W. Scott Gallaway, Chairman
Gary T. Jolliffe Raymond Vanaria
Lawrence B. Seidman

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Securities and Exchange Commission regulations require the Company's officers, directors and persons who own more than 10% of the outstanding Common Stock to file reports detailing their ownership and changes of ownership in the Common Stock, and to furnish the Company with copies of these reports. Based solely on its review of the reports received during the past fiscal year or with respect to the last fiscal year or written representations from these persons that they were not required to file annual reports of change in beneficial ownership, the Company believes that during the fiscal year ended December 31, 2016, all of its officers, directors and all of its stockholders owning in excess of 10% of the outstanding Common Stock have complied with these reporting requirements with the exception of one  Form 4 for Raymond Vanaria that was filed one day late and one Form 4 for Lawrence B. Seidman that was filed one day late.

STOCKHOLDER PROPOSALS

Stockholder proposals, in order to be considered for inclusion within the Company's proxy materials for the 2016 Annual Meeting of Stockholders, must be received at the Company's executive office at 1902 Long Hill Road, Millington, New Jersey 07946 by December 14, 2017.  Any other stockholder proposals will only be considered at such meeting if the stockholder submits notice of the proposal to the Company not less than ninety (90) days before the date of the annual meeting; provided, however, that if less than one hundred (100) days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made.

OTHER MATTERS

At the time this Proxy Statement is being mailed, the Board of Directors knows of no additional matters that will be presented for consideration at the Meeting.  If any other business may properly come before the Meeting or any adjournment thereof less than a reasonable time before the Meeting or any adjournment thereof, proxies given to the Board of Directors will be voted by its members in accordance with their best judgment.

MISCELLANEOUS

The cost of soliciting proxies will be borne by the Company.  The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Common Stock.  In addition to solicitations by mail, directors, officers, and regular employees of the Company may solicit proxies personally or by telephone without additional compensation.

FORM 10-K

A copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2016 accompanies this Proxy Statement.

MSB Financial Corp.

IMPORTANT ANNUAL MEETING INFORMATION 000004

ENDORSEMENT_LINE______________ SACKPACK_____________

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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 12:00 a.m., EST, on May 15, 2017.

Vote by Internet

- Go to **www.investorvote.com/MSBF**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card 1234 5678 9012 345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote "FOR" the nominees listed in Proposal I and "FOR" Proposal II.

1. The election as director of the nominees listed.:

01 - Thomas G. McCain 02 - Lawrence B. Seidman 03 - H. Gary Gabriel

☐ **Mark here to vote FOR all nominees**

☐ **Mark here to WITHHOLD vote from all nominees**

☐ **For All EXCEPT** - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right. 01 ☐ 02 ☐ 03 ☐

In their discretion, such attorneys and proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournment thereof.

B Non-Voting Items

Change of Address — Please print new address below.

Meeting Attendance
Mark box to the right if you plan to attend the Annual Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name appears on this Proxy. When signing as attorney, executor, administrator, trustee, or guardian, please give your full title. If shares are held jointly, each holder should sign.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

REVOCABLE PROXY — MSB FINANCIAL CORP.

ANNUAL MEETING OF STOCKHOLDERS — May 15, 2017

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints the Board of Directors of MSB Financial Corp. (the "Company"), or its designee, with full powers of substitution, to act as attorneys and proxies for the undersigned, to vote all shares of Common Stock of the Company, which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the "Meeting"), to be held at the Grain House at The Olde Mill Inn, 225 Route 202 North, Basking Ridge, New Jersey, on May 15, 2017, at 10:00 a.m. and at any and all adjournments thereof, in the following manner:

THE SIGNED PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS SIGNED PROXY WILL BE VOTED "FOR" THE NOMINEES LISTED IN PROPOSAL I AND "FOR" PROPOSAL II. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS SIGNED PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

PLEASE ACT PROMPTLY

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Should the above signed be present and elect to vote at the Meeting, or at any adjournments thereof, and after notification to the Secretary of the Company at the Meeting of the stockholder's decision to terminate this Proxy, the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. The undersigned may also revoke this Proxy by filing a subsequently dated Proxy or by written notification to the Secretary of the Company of his or her decision to terminate this Proxy.

This card also constitutes voting instructions for participants in the Millington Bank Employee Stock Ownership Plan (ESOP) and the Millington Bank Savings Plan (Savings Plan). A participant who signs on the reverse side hereby instructs the respective trustees of the ESOP and the Savings Plan to vote all the shares of Common Stock allocated to his or her accounts in accordance with the instructions on the reverse side. The ESOP trustee, subject to the exercise of its fiduciary duties, will vote all unallocated shares of Common Stock held by the ESOP and all allocated shares for which no voting instructions are received, including any instruction to abstain, in the same proportion as shares for which it has received timely voting instructions from ESOP participants. The Savings Plan trustee will vote all shares for which it does not receive timely instructions from participants at the direction of the Company's Board of Directors or the Plan Committee of the Board. Your voting instructions must be received by 4:00 p.m. Eastern Time on May 10, 2017 to allow sufficient time for processing.

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a
Notice of Annual Meeting of Stockholders, Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2016.